Exhibit 99.1

GrowGeneration Acquires Mendocino Greenhouse and Garden Supply, Expands Footprint in California’s Emerald Triangle

Acquisition Brings Number of GrowGen Locations Nationwide to 58

DENVER, July 22, 2021 /PRNewswire/ - GrowGeneration Corp. (NASDAQ: GRWG), (“GrowGen” or the “Company”) the nation’s largest chain of specialty hydroponic and organic garden centers, today announced its acquisition of Mendocino Greenhouse and Garden Supply, a Northern California-based hydroponic garden center, located in Mendocino, California. Mendocino Greenhouse and Garden Supply serves growers in Northern California’s Emerald Triangle – the largest cannabis-producing region in the country including Mendocino, Humboldt, and Trinity counties. As one of the original garden centers in Mendocino, sales are expected to surpass $8 million annually.

“As the country’s largest legal cannabis market, California continues to be a critical market for GrowGeneration,” said Darren Lampert, GrowGen’s CEO. “The Emerald Triangle continues to represent tremendous market potential. We are proud to expand our presence in the area through a highly respected and leading hydroponics store such as Mendocino Greenhouse and Garden Supply. ”

Founded by Nick Halfacre, Mendocino Greenhouse and Garden Supply has provided Northern California growers with specialty hydroponic supplies and professional horticultural consultation services since 2005. Mendocino Greenhouse and Garden Supply’s team of eight employees will join GrowGen’s team of over 600 grow professionals as part of the transaction, while Mr. Halfacre will stay on as the garden center’s General Manager.

Said Halfacre, “Mendocino Greenhouse and Garden Supply was founded by growers for growers, and that ethos is at the center of everything we do. We look forward to continuing to provide best-in-class supplies and services under the GrowGeneration name.”

For more information about GrowGen, or to locate its stores, please visit www.growgeneration.com.

About GrowGeneration Corp:

GrowGen owns and operates specialty retail hydroponic and organic gardening centers. Currently, GrowGen has 58 stores, which include 21 locations in California, 8 locations in Colorado, 7 locations in Michigan, 5 locations in Maine, 5 locations in Oklahoma, 4 locations in Oregon, 2 locations in Nevada, 2 locations in Washington, 1 location in Arizona, 1 location in Rhode Island,1 location in Florida, and 1 location in Massachusetts.

GrowGen also operates an online superstore for cultivators at growgeneration.com and B2B platform, www.agron.io. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers.

Forward-Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as “look forward,” “believe,” “continue,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission, available at: www.sec.gov, and on our website, at: www.growgeneration.com.

Company Inquiries:
GrowGeneration Corp.
610-216-0057
michael@growgeneration.com

Investor Contact:
John Evans
GrowGeneration
415-309-0230
john.evans@growgeneration.com

Connect:
Website: www.GrowGeneration.com
Instagram: growgen
Facebook: GrowGenerationCorp
Twitter: @GrowGenCorp

SOURCE GrowGeneration